EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 29, 1996, relating to the consolidated financial statements of Border Network Technologies Inc., for the year ended December 31, 1995, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996 for Secure Computing Corporation. We also consent to the reference to us under the heading "Experts" in such prospectus.



/s/ Price Waterhouse
Chartered Accountants
Toronto, Ontario
April 30, 1997